Subsidiaries of the Registrant	Exhibit 21

Entity Name	Domestic Jurisdiction
Aculink Mortgage Solutions, LLC	Florida
AcuLink of Alabama, LLC	Alabama
Ada Services Corporation	Massachusetts
Adora Technologies Holding Aon Unlimited Company	Ireland
BCB Technology Unlimited Company	Ireland
Block Financial LLC	Delaware
Blue Acre SCS	Luxembourg
Blue Fountains International, ULC	Alberta
Blue Fountains LLC	Bermuda
Companion Insurance, Ltd.	Missouri
Companion Mortgage Corporation	Delaware
Emerald Financial Services, LLC	Delaware
Franchise Partner, Inc.	Nevada
H & R Block (India) Private Limited	India
H&R Block Adelaide Pty Ltd	New South Wales
H&R Block Brisbane 2 Pty Ltd	New South Wales
H&R Block Brisbane 3 Pty Ltd	New South Wales
H&R Block Business Services Pty Ltd	New South Wales
H&R Block Canada Financial Services, Inc.	Federally Chartered
H&R Block Canada, Inc.	Federally Chartered
H&R Block Canberra Pty Ltd	New South Wales
H&R Block Eastern Enterprises, Inc.	Missouri
H&R Block Enterprises LLC	Missouri
H&R Block Gold Coast Pty Ltd	New South Wales
H&R Block Group, Inc.	Delaware
H&R Block Insurance Agency, Inc.	Delaware
H&R Block Limited	New South Wales
H&R Block Management, LLC	Delaware
H&R Block Melbourne 1 Pty Ltd	New South Wales
H&R Block Melbourne 2 Pty Ltd	New South Wales
H&R Block Melbourne 5 Pty Ltd	New South Wales
H&R Block Melbourne 6 Pty Ltd	New South Wales
H&R Block Newcastle Pty Ltd	New South Wales
H&R Block Northern Territory Pty Ltd	New South Wales
H&R Block Online Tax Advisor Pty Ltd	New South Wales
H&R Block Online Tax Express Pty Ltd	New South Wales
H&R Block Personalized Services, LLC	Missouri
H&R Block Perth 2 Pty Ltd	New South Wales
H&R Block Perth 3 Pty Ltd	New South Wales
H&R Block Self-Managed Superannuation Funds Pty Ltd	New South Wales
H&R Block Sydney 1 Pty Ltd	New South Wales
H&R Block Sydney 2 Pty Ltd	New South Wales
H&R Block Sydney 3 Pty Ltd	New South Wales
H&R Block Sydney 4 Pty Ltd	New South Wales
H&R Block Tasmania Pty Ltd	New South Wales
H&R Block Tax Institute, LLC	Missouri
H&R Block Tax Services LLC	Missouri
HRB Canada Holdings, ULC	Alberta
HRB Deployment & Support LLC	Missouri
HRB Digital LLC	Delaware

Entity Name	Domestic Jurisdiction
HRB Expertise LLC	Missouri
HRB Financial Support Services, LLC	Missouri
HRB Green Resources LLC	Delaware
HRB GTC Ireland Unlimited Company	Ireland
HRB Innovations, Inc.	Delaware
HRB International LLC	Missouri
HRB International Management LLC	Missouri
HRB International Technology LLC	Delaware
HRB Mortgage Holdings, LLC	Delaware
HRB Participant I LLC	Delaware
HRB Professional Resources LLC	Delaware
HRB Resources LLC	Delaware
HRB Supply LLC	Delaware
HRB Tax Group, Inc.	Missouri
HRB Technology LLC	Missouri
New Castle HoldCo LLC	Delaware
OOMC Residual Corporation	New York
Sand Canyon Acceptance Corporation	Delaware
Sand Canyon Corporation	California
Sand Canyon Securities Corp.	Delaware
Sand Canyon Securities II Corp.	Delaware
Sand Canyon Securities III Corp.	Delaware
Sand Canyon Securities IV LLC	Delaware
Tribena Limited	Cyprus
Wave Credit Inc.	Delaware
Wave Financial Inc.	Ontario
Wave Financial USA Inc.	Delaware
Wave Money Inc.	Ontario
Wave+ Inc.	Ontario
Woodbridge Mortgage Acceptance Corporation	Delaware